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                                  EXHIBIT 24.3

                      CONSENT OF STONEFIELD JOSEPHSON, INC.

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Thehealthchannel.com, Inc.
Newport Beach, California

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form SB-2 under the Securities Act of 1933, of our report dated February 21, 2000, relating to the financial statements of Thehealthchannel.com, Inc. as of December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
August 3, 2000